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                                                                    Exhibit 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS
                       ----------------------------------

     We hereby consent to the incorporation by reference in this Registration Statement on Form S-4 of PSINet Inc. of our report dated March 9, 1999, except as to Note 11, which is as of March 25, 1999, relating to the consolidated financial statements and financial statement schedule appearing in PSINet Inc.'s Annual Report on Form 10-K for the year ended December 31, 1998. We also consent to the reference to us under the heading "Experts" included in such Registration Statement.

PricewaterhouseCoopers LLP

Washington, DC
May 21, 1999